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                                                                    EXHIBIT 21.1

                   LIST OF SUBSIDIARIES OF VESTIN GROUP, INC.

            NAME                                       JURISDICTION
------------------------------                         ------------
JLS Advertising, Inc.                                     Nevada
Vestin Advisors, Inc.                                     Nevada
Vestin Capital Inc.                                       Nevada
Vestin Foundation, Inc.                                   Nevada
Vestin Mortgage Advisers, Inc.                           Arizona
Vestin Mortgage, Inc.                                     Nevada